EXHIBIT 99.1

                         TEXACO REPORTS STRONG RESULTS;
                         ------------------------------
                 SECOND QUARTER 1997 EARNINGS TOTAL $571 MILLION
                 -----------------------------------------------

FOR  IMMEDIATE  RELEASE:  TUESDAY,  JULY  22,  1997.
---------------------------------------------------
         WHITE PLAINS, N.Y., July 22 - Volume growth in both the upstream and downstream and a continuing commitment to manage per barrel operating expenses were key drivers of Texaco's strong second quarter performance Chairman and Chief Executive Officer Peter I. Bijur reported today. However, he added, abundant supplies of crude oil and products have put downward pressure on commodity prices and downstream margins.
         Texaco's total reported net income for the second quarter of 1997 was $571 million, or $2.14 per share. The quarter included special items amounting to a net gain of $131 million. Net income for the second quarter of 1996, which included special items amounting to a net gain of $224 million, was $689 million, or $2.59 per share. For the first half of 1997, total reported net income was $1,551 million, or $5.86 per share, as compared with $1,075 million, or $4.01 per share for the first half of 1996. In commenting on 1997 second quarter results, Bijur highlighted the following:
              o  Net income before special items totaled $440 million.
              o  Worldwide daily production rose four percent.
              o  Branded gasoline sales in the U. S. increased two percent.
              o Year-to-date capital and exploratory expenditures grew 25 percent to $1.8 billion.
              o Expenses per barrel continued to be managed at levels below inflation.

           Bijur further stated, "In the upstream, the successful push to increase production, especially in the United Kingdom and Partitioned Neutral Zone, is key to our results. But, while production rose in this year's second quarter, unanticipated start-up problems slowed expected production in the U.K. Captain Field. Overall, earnings for this year's second quarter were slightly below last year. Commodity prices this year were lower, and we increased exploratory spending focused on expanding our reserve base. International downstream results were higher this year. Earnings grew in Latin America and margins in Europe improved over depressed 1996 levels. However, in the U. S.
downstream, 1997 results were significantly lower. A surplus of refined products, especially on the West Coast, and lackluster demand in the marketplace drove prices downward, negating the effects of improved refining operations and higher gasoline sales volumes.
                                    - more -

           "In this year's second quarter, increased capital and exploratory spending accompanied our announcements of natural gas discoveries in Oklahoma and New Mexico, government approval of our Hamaca heavy oil project in Venezuela, the completion of a significant geothermal well in Indonesia and expansions of our natural gas liquids and refined products pipeline systems. Also, negotiations with Shell continued to combine major elements of our U. S. downstream operations," Bijur said.
           Net income before special items for the second quarter of 1997 was $440 million, or $1.64 per share, as compared with $465 million, or $1.73 per share, for the second quarter of 1996. For the first half of 1997, net income before special items was $932 million, or $3.48 per share, as compared with $851 million, or $3.15 per share, for the first half of 1996.

                                                                Second Quarter                   First Half
                                                                --------------                   ----------
Texaco Inc. (Millions):                                        1997        1996              1997        1996
----------------------------------------------------------------------------------------------------------------

Net income before special items                                  $440         $465           $  932       $  851
                                                                 ----         ----           ------       ------
Gains on major asset sales                                        174          224              174          224
Financial reserves for various issues                             (43)           -              (43)           -
U. S. tax issue                                                     -            -              488            -
                                                                 ----         ----           ------       ------
                                                                  131          224              619          224
                                                                -----        -----           ------       ------
Total reported net income                                        $571         $689           $1,551       $1,075
                                                                 ====         ====           ======       ======
----------------------------------------------------------------------------------------------------------------

           Details on special  items are  included in the  following  functional analysis.

ANALYSIS OF OPERATING EARNINGS
       EXPLORATION AND PRODUCTION

                                                                      Second Quarter              First Half
                                                                      --------------              ----------
UNITED STATES (Millions):                                           1997         1996            1997       1996
----------------------------------------------------------------------------------------------------------------
Operating earnings before special items                            $ 232        $ 243           $ 543      $ 510
Special items                                                        (43)           -             (43)         -
                                                                   -----        -----           -----      -----
Total operating net income                                         $ 189        $ 243           $ 500      $ 510
----------------------------------------------------------------------------------------------------------------

     In the U.S. upstream, lower commodity prices caused second quarter 1997 earnings to be below last year's level. Excess supplies in the global market led to the price declines. Average realized crude oil and natural gas prices for the second quarter of 1997 were $16.95 per barrel and $2.02 per thousand cubic feet
(MCF), $.35 per barrel and $.05 per MCF lower than the same period last year.

                                    - more -

     Earnings for the first half of 1997 were six percent above 1996. The effects of higher commodity prices in the first quarter significantly exceeded the second quarter price declines. Lower gas trading results and higher exploratory activity, mostly in the Gulf of Mexico, partly negated the impact of higher prices.
     Liquids and natural gas production in 1997 was maintained at prior-year levels. Continued success in enhancing liquids production from existing fields, particularly in the Gulf of Mexico and Louisiana, offset declines from maturing fields.
     Results for 1997 included a second quarter special charge of $43 million for the establishment of financial reserves for royalty and severance tax issues.

                                                                    Second Quarter               First Half
                                                                    --------------               ----------
INTERNATIONAL (Millions):                                          1997        1996           1997         1996
---------------------------------------------------------------------------------------------------------------
Operating earnings before special items                           $  79       $ 103          $ 235        $ 233
Special items                                                       161           -            161            -
                                                                  -----       -----          -----        -----
Total operating net income                                        $ 240       $ 103          $ 396        $ 233
---------------------------------------------------------------------------------------------------------------

         In the international upstream, higher production had a favorable impact on 1997 results. Total daily production in 1997 increased 11 percent over last year. New production from the Captain Field in the U.K. North Sea contributed to the increase. Also, new activities coming onstream late in 1996 in the Wafra field in the Partitioned Neutral Zone between Saudi Arabia and Kuwait, in the Bagre Field offshore Angola and in the Danish North Sea led to higher liquids production. Natural gas production in 1997 benefited from a full six months operations at the Dolphin Field in Trinidad and from the Chuchupa "B" Field in Colombia. Crude oil prices were lower in 1997. Average crude oil prices were $16.91 per barrel for the second quarter, $1.50 per barrel below comparative 1996 prices.
         Significantly   higher   activity   levels   associated  with  Texaco's
aggressive exploration program contributed to lower overall results for the second quarter of 1997. Additionally, earnings for 1997 included lower gas trading results in the U.K.
         The second quarter of 1997 included special gains of $161 million from the sales of a 15 percent interest in the Captain Field in the U.K. North Sea, an interest in Canadian gas properties and an interest in an Australian pipeline system.

                                     -more -

     MANUFACTURING, MARKETING AND DISTRIBUTION

                                                                    Second Quarter               First Half
                                                                    --------------               ----------
UNITED STATES (Millions):                                          1997        1996            1997       1996
---------------------------------------------------------------------------------------------------------------
Operating earnings before special items                          $  87        $ 144          $  93        $ 148
Special items                                                       13            -             13            -
                                                                 -----        -----          -----        -----
Total operating net income                                       $ 100        $ 144          $ 106        $ 148
---------------------------------------------------------------------------------------------------------------

         In the U. S. downstream, weak West Coast margins caused lower earnings in the second quarter and first half of 1997. West Coast product prices were higher in 1996 from shortages caused by regional refining problems and new California gasoline formulation requirements. Throughout the first half of 1997 branded gasoline sales volumes increased; however, surplus supplies led to a squeeze on West Coast gasoline margins. Additionally, while refinery operations improved this year, refinery upsets in late 1996 and early 1997 caused higher repair costs and lower product yields in the first quarter of 1997. Lower crude oil trading margins, clean up costs associated with the Lake Barre, Louisiana, pipeline break and the absence of earnings from a PO/MTBE business sold on March 1, 1997, also lowered 1997 results. Partially offsetting these negative factors were improved Gulf Coast sour crude cracking margins.
         Results for 1997 included a $13 million special gain from the sale of credit card operations.

                                                                    Second Quarter                First Half
                                                                    --------------                ----------
INTERNATIONAL (Millions):                                          1997        1996            1997        1996
---------------------------------------------------------------------------------------------------------------
Operating earnings before special items                          $ 132        $  80          $ 236        $ 172
Special items                                                        -          224              -          224
                                                                 -----        -----          -----        -----
Total operating net income                                       $ 132        $ 304          $ 236        $ 396
---------------------------------------------------------------------------------------------------------------

         In the international downstream, both second quarter and first half 1997 operating earnings were higher. Improved refining margins in the U.K. and Panama drove earnings upward this year. In addition, expense control at all refineries coupled with improved marketing margins and increased sales volumes in Latin America and the U.K. contributed to the higher earnings. Competitive pressures in the Norwegian marketplace led to lower results in Scandinavia.
         Lower results in the Caltex area of operations partially offset the improved earnings in Latin America and Europe. Higher operating earnings in Korea were more than offset by currency impacts attributable to the South African Rand, and operational difficulties at the Thailand refinery that adversely affected product yields.

                                    - more -

         Results for 1996 included a special gain of $224 million for Caltex's sale of its interest in a Japanese affiliate, including the tax on the portion of the sale proceeds distributed to the shareholders.

CORPORATE/NONOPERATING RESULTS

                                                                     Second Quarter               First Half
                                                                     --------------               ----------
(Millions):                                                        1997        1996           1997        1996
---------------------------------------------------------------------------------------------------------------
Results before special items                                     $ (91)       $(108)         $(188)       $(217)
Special items                                                        -            -            488            -
                                                                 -----        -----          -----        -----
Total corporate/nonoperating                                     $ (91)       $(108)         $ 300        $(217)
---------------------------------------------------------------------------------------------------------------

         Reduced interest expense due to lower debt levels and slightly lower interest rates led to a comparative improvement in second quarter and first half 1997 results. Additionally, these results included higher gains on sales of marketable securities held for investment by insurance operations.
         Results for the first half of 1997 included a first quarter special benefit of $488 million associated with the "Aramco Advantage" U.S. tax case.

CAPITAL AND EXPLORATORY EXPENDITURES

         Capital and exploratory expenditures, including equity in such expenditures of affiliates, were $1,798 million for the first half of 1997, as compared to $1,437 million for the same period of 1996. Expenditures for the second quarter of 1997 amounted to $999 million versus $796 million for the second quarter of 1996.
         Texaco's continued focus on high impact projects in the U.S. upstream, both onshore and offshore, generated increased exploration and development expenditures in the first half of 1997. In the deepwater Gulf of Mexico, platform construction and development drilling continued in the Arnold and Petronius fields while delineation drilling is underway in the Fuji and Gemini prospects. Aggressive drilling and development programs in the traditional offshore shelf area and onshore, as well as enhanced oil recovery efforts in California also increased investments. Construction continued during the second quarter on a jointly owned natural gas pipeline and processing complex in the Gulf Coast area. There was, however, reduced spending this year on lease acquisitions compared to significant expenditures in 1996.

                                    - more -

         Internationally, upstream investments for the first half of 1997 exceeded the aggressive activity level of 1996. Higher expenditures reflected development work in the U.K. North Sea, principally for continuing activities in the Mariner and Galley fields. Exploration and development activities continued in China and Indonesia.
         Downstream expenditures in the U.S. declined slightly in 1997. While spending for refinery upgrades and marketing investment decreased, construction continued on a major crude oil pipeline that will service new deepwater and subsalt production in the Gulf of Mexico.
         Internationally, downstream spending increased due to marketing investments and initiatives in the Asia-Pacific area by Texaco's affiliate, Caltex Petroleum Corporation, principally in Hong Kong. Texaco also continued to invest in selected Latin American growth markets.

                                     - xxx -

CONTACTS:     Chris Gidez            914-253-4042
              Jim Swords             914-253-4156
              Cynthia Michener       914-253-4743


















Additional Texaco information is available on the World Wide Web at: http://www.texaco.com


                                                                  Second Quarter               First Half
                                                                  --------------               ----------
FUNCTIONAL NET INCOME ($000,000)                                1997         1996           1997          1996
--------------------------------                                ----         -----          ----          ----
Operating Earnings
    Petroleum and natural gas
       Exploration and production (a)
          United States                                       $    189     $    243       $    500      $   510
          International                                            240          103            396          233
                                                              --------     --------       --------      -------
              Total                                                429          346            896          743
                                                              --------     --------       --------      -------

       Manufacturing, marketing and
       distribution (a)
          United States                                            100          144            106          148
          International                                            132          304            236          396
                                                              --------     --------       --------      -------
              Total                                                232          448            342          544
                                                              --------     --------       --------      -------

              Total petroleum and natural gas                      661          794          1,238        1,287

    Nonpetroleum                                                     1            3             13            5
                                                              --------     --------       --------      -------
              Total operating earnings                             662          797          1,251        1,292

Corporate/Nonoperating  (a)                                        (91)        (108)           300         (217)
                                                              --------     --------       --------      -------

                 Total net income (b)                         $    571     $    689       $  1,551      $ 1,075
                                                              ========     ========       ========      =======

    Net income per common share (dollars)                     $  2.14      $   2.59       $   5.86      $  4.01

Average number of common shares
    outstanding for computation
    of earnings per share (000,000)                             260.1         260.8          260.1        260.7

(a) Includes special items as detailed in news release.
(b) Includes provision for income taxes
       ($000,000)                                             $   335      $    342       $    141      $   620



                                                                  Second Quarter                First Half
                                                                  --------------                ----------
OTHER FINANCIAL DATA ($000,000)                                 1997         1996           1997          1996
-------------------------------                                ------       ------        ---------     ------
Revenues                                                      $11,496      $11,261        $23,525       $21,532

Total assets as of June 30                                                                $27,134       $25,241

Stockholders' equity as of June 30                                                        $11,415       $10,026

Total debt as of June 30                                                                  $ 5,539       $ 5,525

Capital and exploratory expenditures
    (includes equity in affiliates)
       Exploration and production
          United States                                       $   429      $   355        $   781       $   621
          International                                           264          243            546           450
                                                              -------      -------        --------      -------
              Total                                               693          598          1,327         1,071
                                                              -------      -------        --------      -------

       Manufacturing, marketing and
       distribution
          United States                                            92           79            152           156
          International                                           207          114            308           201
                                                              -------      -------        --------      -------
               Total                                              299          193            460           357
                                                              -------      -------        --------      -------

       Other                                                        7            5             11             9
                                                              -------      -------        --------      -------
              Total                                           $   999      $   796        $ 1,798       $ 1,437
                                                              =======      =======        =======       =======

Texaco Inc. and subsidiary companies
       Exploratory expenses included above:
          United States                                       $    34      $    44        $    76       $    67
          International                                            59           46            116            92
                                                              -------      -------        --------      -------
              Total                                           $    93      $    90        $   192       $   159
                                                              =======      =======        =======       =======

Dividends paid to common stockholders                         $   220      $   208        $   441       $   416

Dividends per common share (dollars)                          $   .85      $   .80        $  1.70       $  1.60

Dividend requirements for preferred
    stockholders                                              $    14      $    14        $    28       $    29



                                                                                          As Of
                                                                         --------------------------------------
CONDENSED CONSOLIDATED                                                     June 30,                December 31,
----------------------
  BALANCE SHEET ($000,000)                                                  1997                          1996
  ------------------------                                               -----------               ------------
                                                                         (Unaudited)

ASSETS
------
Current Assets
    Cash and cash equivalents                                            $   657                        $   511
    Other current assets                                                   6,491                          7,154
                                                                         -------                        -------
          Total current assets                                             7,148                          7,665

Investments and Advances                                                   5,438                          4,996
Net Properties, Plant and Equipment                                       13,584                         13,411
Deferred Charges                                                             964                            891
                                                                         -------                        -------
          Total                                                          $27,134                        $26,963
                                                                         =======                        =======


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities
    Short-term debt                                                      $   472                       $    465
    Other current liabilities                                              5,052                          5,719
                                                                         -------                        -------
          Total current liabilities                                        5,524                          6,184

Long-Term Debt and Capital Lease Obligations                               5,067                          5,125
Deferred Income Taxes                                                        809                            795
Other Noncurrent Liabilities                                               3,663                          3,829
Minority Interest in Subsidiary Companies                                    656                            658
Stockholders' Equity                                                      11,415                         10,372
                                                                         -------                        -------
          Total                                                          $27,134                        $26,963
                                                                         =======                        =======


                                                                 Second Quarter                 First Half
                                                                 --------------                 ----------
OPERATING DATA - INCLUDING                                      1997         1996           1997          1996
--------------------------                                    ---------    ---------      ---------     ------
    INTERESTS IN AFFILIATES
    -----------------------

    Exploration and Production
    --------------------------

    United States
    -------------
       Net production of crude oil and
          natural gas liquids (000 BPD)                          385         391             385           387
       Net production of natural gas -
          available for sale (000 MCFPD)                       1,677       1,685           1,666         1,666
       Total net production (000 BOEPD)                          665         672             663           665

       Natural gas sales (000 MCFPD)                           3,561       3,007           3,700         3,120
       Natural gas liquids sales
          (including purchased LPGs) (000 BPD)                   172         188             188           216

       Average U.S. crude (per bbl.)                          $16.95      $17.30          $18.29        $16.90
       Average U.S. natural gas (per mcf)                     $ 2.02      $ 2.07          $ 2.36        $ 2.11
       Average WTI (Spot) (per bbl.)                          $19.97      $21.73          $21.38        $20.74
       Average Kern (Spot) (per bbl.)                         $14.11      $15.46          $15.07        $15.18

    International
    -------------
       Net production of crude oil and
          natural gas liquids (000 BPD)
              Europe                                             118         110             116           115
              Indonesia                                          153         144             147           140
              Partitioned Neutral Zone                            94          75              92            74
              Other                                               68          60              67            60
                                                              ------      ------          ------        ------
                 Total                                           433         389             422           389
       Net production of natural gas -
          available for sale (000 MCFPD)
              Europe                                             172         180             207           192
              Colombia                                           173         111             156           113
              Other                                               83          66              93            60
                                                              ------      ------          ------        ------
                 Total                                           428         357             456           365
       Total net production (000 BOEPD)                          504         449             498           450

       Natural gas sales (000 MCFPD)                             528         442             574           459
       Natural gas liquids sales
          (including purchased LPGs) (000 BPD)                   104          95              93           106

       Average International crude (per bbl.)                 $16.91      $18.41          $18.22        $18.25
       Average U.K. natural gas (per mcf)                     $ 2.59      $ 2.48          $ 2.73        $ 2.56
       Average Colombia natural gas (per mcf)                 $ 1.12      $  .92          $ 1.09        $  .93


                                     - 11 -

                                                                 Second Quarter                 First Half
                                                                 --------------                 ----------
OPERATING DATA - INCLUDING                                      1997         1996           1997          1996
--------------------------                                    ---------    ---------      ---------     ------
    INTERESTS IN AFFILIATES
    -----------------------

    Manufacturing, Marketing and Distribution
    -----------------------------------------

    United States
       Refinery input (000 BPD)
          Subsidiary                                               418          403             413          399
          Affiliate - Star Enterprise                              328          318             332          317
                                                                 -----        -----           -----        -----
              Total                                                746          721             745          716

       Refined product sales (000 BPD)
          Gasolines                                                512          507             505          491
          Avjets                                                    94          127              92          129
          Middle Distillates                                       216          205             215          212
          Residuals                                                 59           62              72           62
          Other                                                    117          133             119          133
                                                                 -----        -----           -----        -----
              Total                                                998        1,034           1,003        1,027

    International
    -------------
       Refinery input (000 BPD)
          Europe                                                   335          340             341          337
          Affiliate - Caltex                                       414          266             411          383
          Latin America/West Africa                                 55           66              59           62
                                                                 -----        -----           -----        -----
              Total                                                804          672             811          782

       Refined product sales (000 BPD)
          Europe                                                   494          467             495          473
          Affiliate - Caltex                                       561          539             574          626
          Latin America/West Africa                                406          396             391          391
          Other                                                     74           73              55           74
                                                                 -----        -----           -----        -----
              Total                                              1,535        1,475           1,515        1,564